Exhibit 10.3

ATTACHMENT A

A10 NETWORKS, INC.
2008 Stock Plan
STOCK OPTION AGREEMENT - EARLY EXERCISE

A10 Networks, Inc. (the "Company") hereby grants an option (the “Option”) to purchase shares of its Common Stock (“Shares”) to the optionee named below on the terms and conditions set forth in this cover sheet, the Company’s 2008 Stock Plan, and all exhibits attached hereto (together, the “Stock Option Agreement"):

Grant Number:	«Grant_No»
Date of Grant	«Grant_Date»
Vesting Commencement Date	«VCD»
Exercise Price Per Share	US$«Price»
Total Number of Shares Granted	«Shares»
Type of Option	x Incentive Stock Option
__ Nonqualified Stock Option
Expiration Date	«Term_Date»

Exercise and Vesting Schedule:

The Option granted hereunder may be exercised, in whole or in part, based on the vesting schedule as set forth below.

[INSERT VESTING SCHEDULE]

By signing this cover sheet, you agree that this Stock Option Agreement is subject to the terms and conditions of this cover sheet, the 2008 Stock Plan and Exhibits A-D, which are attached hereto and made a part of this document.

OPTIONEE:	A10 NETWORKS, INC.
a California corporation
/s/ Greg Straughn
«First» «Last»	Greg Straughn, CFO

EXHIBIT A
STOCK OPTION AGREEMENT

Type of Option

The type of option which you have been granted is designated on the cover sheet. If designated as an Incentive Stock Option, the Option is intended to be an incentive stock option under section 422 of the United States Internal Revenue Code (the "Code") and will be interpreted accordingly.

Capitalized terms used but not otherwise defined in this Stock Option Agreement shall have the meanings given to them in the Plan.

Vesting

You may exercise the Option during its term in accordance with the exercise schedule set out in the cover sheet and the applicable provisions of the Plan and this Stock Option Agreement. In the event of your death, Disability or other termination of status as a Service Provider, the exercisability of the option is governed by the applicable provisions of the Plan and this Stock Option Agreement.

Early Exercise with Restricted Stock Purchase Agreement

Notwithstanding the vesting schedule described in the coversheet or the provisions of the foregoing paragraph, you may exercise this Option during its term at any time as to shares that have not vested (the "Unvested Shares"), provided that at the time of such exercise you deliver to the Company, in addition to the other exercise documentation required hereby, an executed copy of the Restricted Stock Purchase Agreement attached as Exhibit D, along with its attachments, as applicable (the "Restricted Stock Agreement"), whereby, among other things, you agree to grant to the Company certain repurchase rights, at cost, with respect to the Unvested Shares, as more fully set forth therein, which repurchase rights shall lapse over time with respect to the Unvested Shares in accordance with the vesting schedule set forth on the coversheet (an "Early Exercise with Repurchase Agreement").

Term

The Option may be exercised only within the term set out in the cover sheet, and may be exercised during such term only in accordance with the Plan and this Stock Option Agreement. Notwithstanding any post-termination exercise period set forth in this Stock Option Agreement, the Option will expire on the Expiration Date shown on the cover sheet, which is the day before the 10th anniversary of the Date of Grant. It may expire earlier if your status as a Service Provider terminates, as described below.

Regular Termination

In the event of the termination of your status as a Service Provider for any reason other than death or Disability, you may, to the extent otherwise so entitled at the date of such termination, exercise the Option within 90 days after your termination. To the extent that you were not entitled to exercise the Option at the date of such termination, or if you do not exercise the Option within the 90-day period specified above, the Option will terminate.

Death

If your status as Service Provider terminates because of your death, the Option may be exercised at any time within twelve (12) months following the date of death by your estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Option was exercisable as of the date of your death.

Disability

If your status as Service Provider terminates because of your Disability, you may, but only within six (6) months from the date of such termination, exercise the Option to the extent that the Option was exercisable as of the date of such termination.

Status as Service Provider

For purposes of the Option, your status as a Service Provider will be considered terminated for purposes of vesting and any post-termination exercise period as of the date you are no longer actively providing services to the Company or a Parent or Subsidiary (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any) and will not be extended by any notice period (e.g., your period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); the Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the Option (including whether you may still be considered to be providing services while on a leave of absence).

Further, no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of your status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and in consideration of the grant of the Option to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or any Parent or Subsidiary, waive your ability, if any, to bring any such claim, and release the Company and any Parent or Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim.

Restrictions on Exercise

The Company will not permit you to exercise the Option if the issuance of Shares at that time would violate any applicable law or regulation. Further, notwithstanding any other provision of the Plan or this Stock Option Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares issuable upon exercise of the Option prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the United States Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. You understand that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares. Further, you agree that the Company shall have unilateral authority to amend the Plan and this Stock Option Agreement without your consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.

Notice of Exercise

When you wish to exercise the Option, you must notify the Company by filing the proper "Notice of Exercise" form (attached hereto as Exhibit C) at the address given on the form. Your notice must specify how many Shares you wish to purchase. The notice will be effective when it is received by the Company. If someone else wants to exercise the Option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so. In the event of an Early Exercise with Repurchase Agreement, you must also execute and deliver the Restricted Stock Purchase Agreement in the form attached hereto as Exhibit D, along with Exhibits D-2, D-3 and D-4.

Form of Payment

Your Notice of Exercise must be accompanied by payment of the aggregate purchase price plus any applicable Tax-Related Items (as defined below) as to all Shares you wish to purchase. Payment of the purchase price and any applicable Tax-Related Items shall be by cash or personal check.

Tax Withholding

You acknowledge that, regardless of any action taken by the Company or, if different, your employer (the “Employer”) the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax‑related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer. You further acknowledge that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result.

Prior to the relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. If you fail to make satisfactory arrangements for the payment of any required Tax-Related Items hereunder at the time of the Option exercise, you acknowledge and agree that the Company may refuse to honor the exercise and refuse to deliver the Shares if such amounts are not delivered at the time of exercise together with the purchase price.
To the extent determined appropriate by the Company in its discretion, the Company shall have the right (but not the obligation) to satisfy any Tax-Related Items by withholding from any cash compensation due to you and/or reducing the number of Shares otherwise deliverable to you upon exercise of the Option. Further, if you are subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
No Advice Regarding Participation

The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, the exercise of the Option or the sale of any Shares acquired upon exercise of the Option. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

Representations

If the Shares you intend to purchase have not been registered under the United States Securities Act of 1933, as amended, at the time the Option is exercised, the Company may require you to (i) deliver to the Company your Investment Representation Statement (attached as Exhibit B), which may contain, among other things, an agreement to refrain from sales of the Shares for up to 180 days immediately following an underwritten initial public offering, and (ii) read the applicable rules of the Commissioner of Corporations of California attached to such Investment Representation Statement, if applicable.

Right of First Refusal

In the event that you propose to sell, pledge or otherwise transfer to a third party any Shares acquired under this Stock Option Agreement, or any interest in such Shares, the Company shall have the "Right of First Refusal" with respect to all (and not less than all) of such Shares. If you desire to transfer any Shares acquired under this Stock Option Agreement, you must give a written notice to the Company describing fully the proposed transfer, including the number of Shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee. The

Company shall have the right to purchase all, and not less than all, of the Shares on the terms of the proposal described in the notice by delivery of a notice of exercise of the Right of First Refusal within 30 days after the date when the notice was received by the Company.

If the Company fails to exercise its Right of First Refusal within 30 days after the date when it received the notice, you may, not later than three (3) months following receipt of the notice by the Company, conclude a transfer of the Shares on the terms and conditions described in the notice. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Shares within 30 days after the date when the Company received the notice. The Company's Right of First Refusal shall terminate in the event that Stock is listed on an established stock exchange or is quoted regularly on the Nasdaq National Market.

Transfer of Option

Prior to your death, only you may exercise the Option. You cannot transfer or assign the Option. For instance, you may not sell the Option or use it as security for a loan. If you attempt to transfer or assign the Option, the Option will immediately become invalid. You may, however, dispose of the Option in your will.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse or former spouse, nor is the Company obligated to recognize such individual's interest in the Option in any other way.

No Employment Rights

Neither the Option grant, this Stock Option Agreement or your participation in the Plan shall create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Parent or Subsidiary, and shall not interfere with the ability of the Company, the Employer or any Parent or Subsidiary, as applicable, to terminate your employment or service relationship (if any) at any time and for any reason.
Nature of Grant

In accepting the Option, you acknowledge, understand and agree that: (1) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time to the extent permitted by the Plan; (2) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted in the past; (3) all decisions with respect to future option or other grants, if any, will be at the sole discretion of the Company; (4) you are voluntarily participating in the Plan; (5) the Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation; (5) the Option and any Shares acquired under the Plan and the income and value of same, are not part of normal or expected compensation for any purpose; (6) the future value of the Shares underlying the Option is unknown, indeterminable, and cannot be predicted with certainty; (7) if the underlying Shares do not increase in value, the Option will have no value; (8) if you exercise the Option and acquire Shares, the value of such Shares may increase or decrease in value, even below the exercise price; (9) unless otherwise provided in the Plan or this Stock Option Agreement, or by the Company in its discretion, the Option and the benefits evidenced by this Stock Option Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Shares of the Company; and (10) neither the Company, the Employer nor any Parent or Subsidiary shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Option or of any amounts due to you pursuant to the exercise of the Option or the subsequent sale of any Shares acquired upon exercise.
Shareholder Rights

Neither you, your estate nor your heirs, shall have any rights as a shareholder of the Company until a certificate for your option Shares has been issued. No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued, except as described in the Plan.

Adjustments

In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of Shares covered by the Option and the exercise price per share may be adjusted pursuant to the Plan. In the event of the proposed dissolution or liquidation of the Company, or of a merger in which the successor corporation does not agree to assume the Option or substitute an equivalent option, the Board shall notify you at least thirty (30) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

Legends

All certificates representing the Shares issued upon exercise of this Option shall, where applicable, have endorsed thereon the following legends:

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

"THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

Governing Law; Venue

This Stock Option Agreement will be interpreted and enforced under the laws of the State of California without regard to its conflict of law provisions. For purposes of any action, lawsuit or other proceedings brought to enforce this Stock Option Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of Santa Clara, California or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

Data Privacy

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Stock Option Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary for the exclusive purpose of implementing, administering and managing your participation in the Plan.
You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, and details of all options or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

You understand that Data may be transferred to a broker or stock plan service provider selected by the Company either now or in the future for purposes of assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country.

You may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative.

You authorize the Company, the Company’s designated broker or stock plan service provider and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing your consent is that the Company would not be able to grant you options or other equity awards or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

Electronic Delivery and Acceptance
The Company may, in its sole discretion, decide to deliver any documents related to your current or future participation in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
Severability
The provisions of this Stock Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
Imposition of Other Requirements
The Company reserves the right to impose other requirements on your participation in the Plan, on the Option and on any Shares purchased upon exercise of the Option, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Waiver
You acknowledge that a waiver by the Company of breach of any provision of this Stock Option Agreement shall not operate or be construed as a waiver of any other provision of this Stock Option Agreement, or of any subsequent breach by you or any other optionee.
The Plan and Other Agreements

The text of the Plan is incorporated into this Stock Option Agreement by reference. This Stock Option Agreement (along with all exhibits and attachments) and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

By signing the cover sheet of this Stock Option Agreement, you agree to all of the terms and conditions described in the Stock Option Agreement, including any exhibits or attachments hereto, and in the Plan.

EXHIBIT B
INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:	«First» «Last»
OPTIONEE:	A10 NETWORKS, INC.
OPTIONEE	COMMON STOCK
AMOUNT:
DATE:

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

(a)    Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Optionee is acquiring these securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the United States Securities Act of 1933, as amended (the "Securities Act").

(b)    Optionee acknowledges and understands that the securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the United States Securities and Exchange Commission (the “SEC”), the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the securities. Optionee understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, a legend prohibiting their transfer without the consent of the Commissioner of Corporations of the State of California and any other legend required under applicable state securities laws.

(c)    Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of exercise of the Option by the Optionee, such exercise will be exempt from registration under the Securities Act. In the event the Company later becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable.

In the event that the Company does not qualify under Rule 701 at the time of exercise of the Option, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the resale occurring not less than one year after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (2) the availability of certain public information about the Company, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act), and (4) the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

(d) Optionee agrees, in connection with the Company's initial underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by Optionee (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration, and (2) further agrees to execute any agreement reflecting (1) above as may be requested by the underwriters at the time of the public offering; provided however that the officers and directors of the Company who own stock in the Company also agree to such restrictions.

(e)    Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A of the Securities Act, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

(f)    Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities without the consent of the Commissioner of Corporations of California. Optionee has read the applicable Commissioner's Rules with respect to such restriction, a copy of which is attached.

Signature of Optionee

Date:________________, ____

B-2

EXHIBIT C
NOTICE OF EXERCISE

A10 NETWORKS, INC.
3 West Plumeria Drive
San Jose, CA 95134
Attention: Chief Financial Officer

1.    Exercise of Option. Effective as of today, ___________, 20__, the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _________ shares of Common Stock (the "Shares") of A10 NETWORKS, Inc. (the "Company") under and pursuant to the 2008 Stock Plan (the "Plan") and the Stock Option Agreement dated «Grant_Date» (the "Option Agreement").

2.    Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement, including all exhibits attached thereto, and agrees to abide by and be bound by their terms and conditions.

3.    Rights as Shareholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12 of the Plan. Thereafter, Optionee shall enjoy rights as a shareholder until such time as Optionee disposes of the Shares.

4.    Company's Right of First Refusal. Optionee understands and acknowledges that the Shares are subject to certain right of first refusal provisions under the terms of the Plan and Option Agreement.

5.    Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

6.    Restrictive Legends and Stop‑Transfer Orders.

(A)    Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

"THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN

REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE."

(B)    Stop‑Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(C)    Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

7.    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

8.    Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

9.    Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

10.    Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

11.    Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

12.    Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares plus any applicable Tax-Related Items (as described in Exhibit A).

13.    Entire Agreement. The Plan and Notice of Grant/Option Agreement are incorporated herein by reference. This Notice, the Plan, the Option Agreement (along with all other exhibits and attachments to the Option Agreement that are executed and delivered along with this Notice, if any) and the Investment Representation Statement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by California law except for that body of law pertaining to conflict of laws.

Submitted by:	Accepted by:
OPTIONEE:	A10 NETWORKS, INC.
a California corporation
«First» «Last»	By
Its

(address)	(address)

EXHIBIT D

A10 NETWORKS, INC.
2008 Stock Plan
RESTRICTED STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made between «First» «Last» (the "Purchaser") and A10 Networks, Inc., a California corporation (the "Company") as of __________________, 20__.

RECITALS

(1)    Pursuant to the exercise of the stock option (grant number «Grant_No») granted to Purchaser under the Company's 2008 Stock Plan (the "Plan") and pursuant to the Stock Option Agreement (the "Option Agreement") dated «Grant_Date» by and between the Company and Purchaser with respect to such grant, which Plan and Option Agreement are hereby incorporated by reference, Purchaser has elected to purchase _________ of those shares which have not become vested under the vesting schedule set forth in the Option Agreement (the "Unvested Shares"). The Unvested Shares and the shares subject to the Option Agreement which have become vested are sometimes collectively referred to herein as the "Shares".

(2)    As a condition to Purchaser's election to exercise the Option as to the Unvested Shares, Purchase hereby executes and delivers this Restricted Stock Purchase Agreement, which sets forth certain rights and obligations of the parties with respect to the Unvested Shares acquired upon exercise of the Option.

1.    Repurchase Option.

(a)    If Purchaser's status as an Employee, Consultant or director, as applicable, is terminated for any or no reason, including for cause or without cause, death or disability, the Company shall have the right and option to purchase from Purchaser, or Purchaser's personal representative, as the case may be, all or any portion of the Purchaser’s Then-Unvested Shares (as defined below) as of the date of such termination at the original exercise price paid by the Purchaser for such Shares (the "Repurchase Option"), which repurchase price may be paid in cash, by cancellation of indebtedness under the Note, or a combination. The term "Then-Unvested Shares" as used herein shall mean that portion of the Unvested Shares that remain unvested on such termination date in accordance with the vesting provisions set forth in the Option Agreement.

(b)    Upon the occurrence of a termination, the Company may exercise its Repurchase Option by delivering personally or by registered mail, to Purchaser (or his transferee or legal representative, as the case may be), within ninety (90) days of the termination, a notice in writing indicating the Company's intention to exercise the Repurchase Option and setting forth a date for closing not later than thirty (30) days from the mailing of such notice. The closing shall take place at the Company's office. At the closing, the holder of the certificates for the Then-Unvested Shares being transferred shall deliver the stock certificate or certificates evidencing the Then-Unvested Shares, and the Company shall deliver the purchase price therefor.

(c)    At its option, the Company may elect to make payment for the Then-Unvested Shares to a bank selected by the Company. The Company shall avail itself of this option by a notice in writing to Purchaser stating the name and address of the bank, date of closing, and waiving the closing at the Company's office.

(d)    If the Company does not elect to exercise the Repurchase Option conferred above by giving the requisite notice within ninety (90) days following the termination, the Repurchase Option shall terminate.

(e)    The Repurchase Option shall terminate in accordance with the vesting schedule in Optionee's Option Agreement.

2.    Transferability of the Shares; Escrow.

(a)    Purchaser hereby authorizes and directs the secretary of the Company, or such other person designated by the Company, to transfer the Then-Unvested Shares as to which the Repurchase Option has been exercised from Purchaser to the Company.

(b)    To insure the availability for delivery of Purchaser's Unvested Shares upon repurchase by the Company pursuant to the Repurchase Option under Section 1, Purchaser hereby appoints the secretary, or any other person designated by the Company as escrow agent, as its attorney-in-fact to sell, assign and transfer unto the Company, such Unvested Shares, if any, repurchased by the Company pursuant to the Repurchase Option and shall, upon execution of this Agreement, deliver and deposit with the secretary of the Company, or such other person designated by the Company, the share certificates representing the Unvested Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit D-2. The Unvested Shares and stock assignment shall be held by the secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached as Exhibit D-3 hereto, until the Company exercises its purchase right as provided in Section 1, until such Unvested Shares are vested, or until such time as this Agreement no longer is in effect. As a further condition to the Company's obligations under this Agreement, the spouse of the Purchaser, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit D-4. Upon vesting of the Unvested Shares (and, if applicable, the Note is paid in full), the escrow agent shall promptly upon written request, or periodically without written request, deliver to the Purchaser the certificate or certificates representing such Shares in the escrow agent's possession belonging to the Purchaser, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

(c)    The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

(d)     Purchaser shall not sell, transfer, pledge, hypothecate or otherwise dispose of any of the Unvested Shares which remain subject to the Company’s Repurchase Option. Notwithstanding the foregoing, upon prior written consent of the Company (which consent shall not be unreasonably withheld), the Purchaser may assign or transfer Unvested Shares for family planning, tax planning or estate planning, or other such purposes, provided the transferee agrees to be bound by all obligations of the Purchaser, and the Company is reasonably secure that such obligations remain enforceable against the transferee.

(e)    Transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transferee shall hold such Shares subject to all the provisions hereof and the Exercise Notice executed by the Purchaser with respect to any Unvested Shares purchased by Purchaser and shall acknowledge the same by signing a copy of this Agreement.

3.    Ownership, Voting Rights, Duties. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Purchaser, except as specifically provided herein.

4.    Legends. The share certificate evidencing the Shares issued hereunder may be endorsed with the legend substantially to the following effect (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

5.    Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

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6.    Notices. Notices required hereunder shall be given in person or by registered mail to the address of Purchaser shown on the records of the Company, and to the Company at their respective principal executive offices.

7.    Survival of Terms. This Agreement shall apply to and bind Purchaser and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

8.    Section 83(b) Election. Purchaser hereby acknowledges that he or she has been informed that, with respect to the exercise of an Option for unvested Shares, an election may be filed by the Purchaser with the Internal Revenue Service, within 30 days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase. In the case of a Nonstatutory Stock Option, this will result in a recognition of taxable income to the Purchaser on the date of exercise, measured by the excess, if any, of the fair market value of the Shares, at the time the Option is exercised over the purchase price for the Shares. Absent such an election, taxable income will be measured and recognized by Purchaser at the time or times on which the Company's Repurchase Option lapses. In the case of an Incentive Stock Option, such an election will result in a recognition of income to the Purchaser for alternative minimum tax purposes on the date of exercise, measured by the excess, if any, of the fair market value of the Shares, at the time the option is exercised, over the purchase price for the Shares. Absent such an election, alternative minimum taxable income will be measured and recognized by Purchaser at the time or times on which the Company's Repurchase Option lapses. Purchaser is strongly encouraged to seek the advice of his or her own tax consultants in connection with the purchase of the Shares and the advisability of filing of the Election under Section 83(b) of the Code. A form of Election under Section 83(b) is attached hereto as Exhibit D-5 for reference.

PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON PURCHASER'S BEHALF.

9    Standoff Agreement. Purchaser agrees, in connection with the Company's initial public offering of its equity securities, and upon request of the Company or the underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any shares of Stock (other than those included in the registration, if any) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such underwriters; provided, that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

10.     Representations. Purchaser has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

11.     Governing Law. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of California.

Purchaser represents that he has read this Agreement and is familiar with its terms and provisions. Purchaser hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Agreement.

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IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

"COMPANY"
A10 NETWORKS, INC.
By:

Title:

"PURCHASER"

Signature

Printed Name

Soc. Sec. No.

Address:

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Exhibit D-2
ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I, «First» «Last», hereby sell, assign and transfer unto A10 Networks, Inc. ___________________________________________ (__________) shares of the Common Stock of A10 Networks, Inc. standing in my name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint  to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement by and between A10 Networks, Inc. and the undersigned dated ______________, _____.

Dated:

Signature:
«First» «Last»

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its "repurchase option," as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.

Exhibit D-3
JOINT ESCROW INSTRUCTIONS

, 20__

Robert D. Cochran, Esq.
Corporate Secretary
A10 Networks, Inc.
3 West Plumeria Drive
San Jose, CA 95134

Dear Secretary:

As Escrow Agent for both A10 Networks, Inc. (the "Company"), and the undersigned purchaser of stock of the Company (the "Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement ("Agreement") between the Company and the undersigned, in accordance with the following instructions:

1.    In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") exercises the Company's repurchase option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.    At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, cancellation of indebtedness, if applicable, or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company's repurchase option.

3.    Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

4.    Upon written request of the Purchaser, but no more than once per calendar year, unless the Company's repurchase option has been exercised, you will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company's repurchase option. Within 120 days after cessation of Purchaser's continuous employment by or services to the Company, or any parent or subsidiary of the Company, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company's repurchase option.

5     If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

6     Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7     You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8     You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9     You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

10     You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.
11     You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12     Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each the Company. In the event of any such termination, the Company shall have the right, in its sole discretion, to appoint a successor Escrow Agent.

13     If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14     It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15     Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

COMPANY:	A10 Networks, Inc.
3 West Plumeria Drive
San Jose, CA 95134
Attention: Chief Financial Officer

PURCHASER

ESCROW AGENT:	Robert D. Cochran, Esq.
Corporate Secretary
A10 Networks, Inc.
3 West Plumeria Drive
San Jose, CA 95134

16     By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

17     This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

18     These Joint Escrow Instructions shall be governed by the internal substantive laws, but not the choice of law rules, of California.

A10 NETWORKS, INC.

Greg Straughn, CFO

PURCHASER

«First» «Last»

ESCROW AGENT

Robert D. Cochran

Exhibit D-4
CONSENT OF SPOUSE

I, ____________________, spouse of «First» «Last», have read and approve the foregoing Agreement. In consideration of granting of the right to my spouse to purchase shares of A10 Networks, Inc., as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:

Signature of Spouse

Exhibit D-5
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Sections 55 and 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer's gross income or alternative minimum taxable income, as the case may be, for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer's receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

Name of Taxpayer:	«First» «Last»
Name of Spouse:

Address:

Tax I.D. No. of Taxpayer:
Tax I.D. No. of Spouse:
Taxable year:

2.	The property with respect to which the election is made is described as follows: shares (the "Shares") of the Common Stock of A10 Networks, Inc., a California corporation (the "Company").

3.    The date on which the property was transferred is:                , ____.

4.    The property is subject to the following restrictions:

The Shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

5.	The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is:
$______________________.

6.	The amount (if any) paid for such property is:
$______________________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:
Taxpayer: «First» «Last»
Dated:
Spouse of Taxpayer